As filed with the Securities and Exchange Commission on June 3, 2025
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Gerdau S.A.	Gerdau Trade Inc.
(Exact name of each Registrant as specified in its charter)

Gerdau Inc.	Not Applicable
(Translation of Registrant’s name into English)

The Federative Republic of Brazil	British Virgin Islands
(State or other jurisdiction of incorporation or organization)

Not Applicable	Not Applicable
(I.R.S. employer identification number)
Av. Dra. Ruth Cardoso, 8501, 8th floor 05425-070 São Paulo, São Paulo Federative Republic of Brazil +55-11-3094-4101 (Address and telephone number of Registrants’ principal executive offices)	Cogency Global Inc. 122 East 42nd Street, 18th floor New York, New York 10168 +1-800-221-0102 (Name, address and telephone number of agent for service)

See Table of Additional Registrants below

Copy to:
Tobias Stirnberg
Fabiana Sakai
Milbank LLP
Avenida Brigadeiro Faria Lima, 4100
04538-132 São Paulo, São Paulo
Federative Republic of Brazil
+55-11-3927-7702
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933. ☐

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

TABLE OF ADDITIONAL REGISTRANTS
Exact Name of Registrant as Specified in Its Charter*	Translation of Registrant’s Name into English	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Gerdau Açominas S.A.	Gerdau Steel Inc.	The Federative Republic of Brazil	Not Applicable
Gerdau Aços Longos S.A.	Gerdau Long Steel Inc.	The Federative Republic of Brazil	Not Applicable

*
Each additional registrant is a direct or indirect subsidiary of Gerdau S.A. The address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices is Av. Dra. Ruth Cardoso, 8501, 8th floor, 05425-070, São Paulo, São Paulo, Federative Republic of Brazil, +55-11-3094-4101. The name, address, and telephone number of the agent for service for each additional registrant is Cogency Global Inc., 122 East 42nd Street, 18th floor, New York, New York, 10168, +1-800-221-0102.

PROSPECTUS
Gerdau Trade Inc.
Guaranteed Debt Securities
Gerdau S.A.
Gerdau Açominas S.A.
Gerdau Aços Longos S.A.
Guarantees

Gerdau Trade Inc. may offer debt securities guaranteed by Gerdau S.A., Gerdau Açominas S.A. and Gerdau Aços Longos S.A. from time to time. The debt securities and the guarantees together are herein collectively referred to as the “securities.” This prospectus describes the general manner in which these securities may be offered using this prospectus. An accompanying prospectus supplement will set forth the specific terms of the securities, the offering price, and the specific manner in which they may be offered. You should read this prospectus and any accompanying prospectus supplement carefully before you invest.
We may sell these securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. The names of any underwriters or agents will be set forth in the prospectus supplement.

Investing in the securities involves risks. See “Risk Factors” section set forth in our most recent annual report on Form 20-F, which is incorporated by reference herein, and, if any, in the relevant prospectus supplement.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 3, 2025.

We are responsible for the information contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein. You should rely only on the information contained or incorporated by reference in this prospectus, in the applicable prospectus supplement or in any free writing prospectus filed by us with the U.S. Securities and Exchange Commission, which we refer to as the “SEC.” We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus and any prospectus supplement or in any such free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

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ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement on Form F-3 that we filed with the SEC as a “well-known seasoned issuer” (as defined in Rule 405 of the U.S. Securities Act of 1933, as amended (the “Securities Act”)) using a “shelf” registration process. Under this shelf registration process, in one or more offerings, we may sell from time to time the securities described in this prospectus.
This prospectus provides you only with a general description of the securities that we may offer. Each time we offer securities pursuant to this prospectus, we will attach a prospectus supplement to the front of this prospectus that will contain specific information about the particular offering and the terms of those securities. We may also add, update or change other information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information we file with the SEC. The registration statement on file with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. Before you invest in any securities offered by this prospectus, you should read this prospectus, any related prospectus supplements and the related exhibits filed with the SEC, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” The prospectus supplement and any other offering materials may also contain information about any material U.S. federal income tax considerations relating to the securities described in the prospectus supplement or other offering materials.
In this prospectus, unless otherwise specified or the context otherwise requires, references to “Gerdau” or the “Company” are to Gerdau S.A., its consolidated subsidiaries and its joint ventures and other affiliated companies. References to “Gerdau Açominas” are to Gerdau Açominas S.A. References to “Gerdau Aços Longos” are to Gerdau Aços Longos S.A. References to “Gerdau Trade” are to Gerdau Trade Inc. Terms such as “we,” “us” and “our” generally refer to one or all of Gerdau, Gerdau Açominas, Gerdau Aços Longos and Gerdau Trade, as the context may require. References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to the “prospectus” are to this prospectus and the applicable prospectus supplement taken together. References to “U.S. dollars,” “US$” or “$” are to the lawful currency of the United States and references to “real,” “reais” and “R$” are to the lawful currency of Brazil.

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FORWARD-LOOKING STATEMENTS
Some of the information contained or incorporated by reference in this prospectus and the accompanying prospectus supplement may constitute forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, or the “Exchange Act.” We have based these forward-looking statements largely on our current expectations and projections about future events and industry and financial trends affecting our business. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things:
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general economic, political and business conditions in our markets, both in Brazil and abroad, including demand and prices for steel products;

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political, economic or financial instability, as well as geopolitical instability abroad, especially in light of the geopolitical conflicts around the world, including, but not limited to, the hijackings and assaults by Yemeni rebels on ships crossing the Red Sea (where a significant part of the world’s seaborne crude oil flows through) and the conflicts between Russia and Ukraine as well as Israel and Hamas;

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interest rate fluctuations, inflation and exchange rate movements of the real in relation to the U.S. dollar and other currencies in which we sell a significant portion of our products or in which our assets and liabilities are denominated;

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our ability to obtain financing on satisfactory terms;

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management’s expectations and estimates concerning our future financial performance, financing plans and programs, and the effects of competition;

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prices and availability of raw materials;

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changes in international trade;

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changes in laws and regulations;

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electric energy shortages and government responses to them;

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the performance of the Brazilian and the global steel industries and markets;

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existing and future governmental regulations, including economic policies of the Brazilian and U.S. governments;

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our relationship with our workforce;

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the outbreak of communicable diseases in Brazil and other countries;

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global, national and regional competition in the steel market;

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protectionist measures imposed by steel-importing countries, particularly in the context of trade disputes; and

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other factors discussed in the documents incorporated by reference in this prospectus, including under the heading “Risk Factors.”

The words “believe,” “may,” “will,” “forecast,” “estimate,” “plan,” “aim, “ “should, “ “could, “ “would,” “likely,” “potential,” “continue,” “anticipate,” “intend,” “expect” and similar words are intended to identify forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements because of new information, future events or other factors. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in the documents incorporated by reference in this prospectus might not occur. Our actual results and performance could differ substantially from those anticipated in our forward-looking statements. As a result of various factors, such as those risks described in the documents incorporated by reference in this prospectus or any accompanying prospectus supplement, undue reliance should not be placed on these forward-looking statements. Forward-looking statements speak only as of the date they were made and we do not undertake any obligation to update them in light of new information or future developments. All forward-looking statements attributed to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement and you should not place undue reliance on any forward-looking statement included in this prospectus or any accompanying prospectus supplement.

ENFORCEMENT OF CIVIL LIABILITIES
Brazil
Gerdau has been advised by its Brazilian counsel, Tauil & Chequer Advogados in association with Mayer Brown LLP, that a final conclusive judgment of non-Brazilian courts for the payment of money may be enforced in Brazil, subject to certain requirements as described below. A judgment against Gerdau, our directors, our officers or Gerdau Trade issued by a foreign court would be enforceable in Brazil (to the extent that Brazilian courts may have jurisdiction) without reconsideration of the merits, upon confirmation of that judgment by the Brazilian Superior Court of Justice (Superior Tribunal de Justiça), or the STJ. That confirmation, generally, will occur if the foreign judgment:
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fulfils all formalities required for its enforceability under the laws of the non-Brazilian courts;

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is issued by a competent court after proper service of process on the parties (if made in Brazil, service of process must be effected in accordance with Brazilian law), or after sufficient evidence of the parties’ absence as required by applicable law;

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is not subject to appeal in the jurisdiction where rendered (court decision becomes final and unappealable);

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is not in conflict with a previous final and binding (res judicata) judgment on the same matter and involving the same parties issued in Brazil;

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is authenticated by the Brazilian consulate with jurisdiction over the place the judgment is rendered. If such foreign judgment was authenticated in a country that is signatory of the Hague Convention Abolishing the Requirement of Legalization for Foreign Public Documents dated as of October 5, 1961, or the Apostille Convention, authentication by a Brazilian Diplomatic Office or Consulate is not required;

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does not violate the exclusive jurisdiction of Brazilian courts (as provided in articles 23 and 964 of the Brazilian Code of Civil Procedure);

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is translated into Portuguese by a certified sworn translator; and

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does not violate Brazilian public policy, national sovereignty, good morals or violate human dignity (as set forth in Brazilian law).

The judicial confirmation process described above may be time consuming and may also give rise to difficulties in enforcing the foreign judgment in Brazil. Accordingly, we cannot assure you that confirmation would be obtained, that the confirmation process would be conducted in a timely manner or that a Brazilian court would enforce a monetary judgment for violation of the securities laws of countries other than Brazil.
We have also been advised that civil actions may be brought in Brazilian courts in connection with this prospectus based solely on the securities laws of the United States and that Brazilian courts may enforce such liabilities in such actions against us (provided that provisions of the securities laws of the United States do not contravene Brazilian public policy, national sovereignty or good morals); and that Brazilian courts can assert jurisdiction over the matter under dispute, if certain requirements are met.
We have been further advised that a plaintiff, whether Brazilian or non-Brazilian, who resides outside Brazil or is outside Brazil during the course of the litigation in Brazil and who does not own real property in Brazil must post a bond to guarantee the payment of the defendant’s legal fees and court expenses, except in case of (i) enforcement proceedings based on certain non-disputable documents as determined by the court (which do not include the securities issued under the indenture) that may be enforced under Brazilian law (execução de título executivo extrajudicial); (ii) enforcement of a judgment; (iii) counterclaims; and (iv) when an international treaty signed by Brazil dismisses the obligation to post a bond, as established under Article 83, first paragraph, of the Brazilian Code of Civil Procedure (Código de Processo Civil).
If proceedings are brought in the courts of Brazil seeking to enforce the Gerdau’s obligations under the indenture, Gerdau would not be required to discharge its obligations in a currency other than reais. Any judgment obtained against Gerdau in Brazilian courts related to any payment obligations under any indenture would be expressed in reais.

British Virgin Islands
Gerdau Trade has been advised by its British Virgin Islands counsel, Maples and Calder, that there is no statutory enforcement in the British Virgin Islands of judgments obtained in the U.S., however, the courts of the British Virgin Islands will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:
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the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

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the judgment is final and for a liquidated sum;

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the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

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in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

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recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

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the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

Gerdau Trade has further been advised that the British Virgin Islands courts are unlikely to recognize or enforce against Gerdau Trade, judgments of courts of the U.S. predicated upon the civil liability provisions of the securities laws of the U.S.; and to impose liabilities against Gerdau Trade, predicated upon the certain civil liability provisions of the securities laws of the U.S. so far as the liabilities imposed by those provisions are penal in nature.

GERDAU S.A.
Gerdau S.A. is mainly dedicated to the production and commercialization of steel products in general, through its mills located in Brazil, Canada, United States, Argentina, Peru, Uruguay and Mexico (joint venture). We believe we are the leading long steel manufacturer in North and South America and that we are among the world’s major suppliers of special steel for the automotive industry. In Brazil, we also produce flat steel and iron ore for internal consumption, expanding our product mix and enhancing the competitiveness of our operations. Additionally, we believe we are one of Latin America’s largest metal scrap recyclers and transform millions of tonnes of scrap metal into steel every year, reinforcing our commitment to sustainable development in the regions where we operate. Gerdau’s shares are listed on the New York and São Paulo stock exchanges.
Gerdau offers a wide array of steel products, which can be manufactured according to the customer’s specifications. The product mix includes crude steel (slabs, blooms and billets) sold to rolling mills; finished products for the construction industry, such as rebars, wire rods, structural bars, hot rolled coils and heavy plates; finished products for the consumer goods industry, such as commercial rolled steel bars, light profiles and wires; and products for farming and agriculture, such as stakes, smooth wire and barbed wire. Gerdau also produces special steel products, normally with a certain degree of customization, utilizing advanced technology, for the manufacture of tools and machinery, chains, locks and springs, mainly for the automotive and mechanical industries.
Gerdau is a Brazilian corporation (Sociedade Anônima) that was incorporated on November 20, 1961 under the laws of Brazil. Its main registered office is located at Av. Dra. Ruth Cardoso, 8501, 8th floor, São Paulo, São Paulo, Brazil, and the telephone number is +55-11-3094-4101.

GERDAU AÇOMINAS S.A.
Gerdau Açominas S.A. is one of Gerdau’s subsidiaries. Gerdau Açominas owns the mill located in the state of Minas Gerais, Brazil, the Ouro Branco mill. The Ouro Branco mill is Gerdau’s largest unit, with an annual installed capacity of 3.6 million tonnes of crude steel, accounting for 52.9% of Gerdau’s crude steel output in the Company’s Brazil business segment as of March 31, 2025.
Gerdau Açominas is a Brazilian corporation (Sociedade Anônima) that was incorporated on March 7, 1967 under the laws of Brazil. Its main registered office is located at Av. Dra. Ruth Cardoso, 8501, 8th floor, São Paulo, São Paulo, Brazil, and the telephone number is +55-11-3094-4101.

GERDAU AÇOS LONGOS S.A.
Gerdau Aços Longos S.A. is one of Gerdau’s subsidiaries. Gerdau Aços Longos produces common long steel and has ten mills distributed throughout Brazil and an annual installed capacity of 3.2 million tonnes of crude steel as of March 31, 2025. Gerdau Aços Longos also sells general steel products and has steel distribution centers located throughout Brazil.
Gerdau Aços Longos is a Brazilian corporation (Sociedade Anônima) that was incorporated on April 25, 2005 under the laws of Brazil. Its main registered office is located at Av. Dra. Ruth Cardoso, 8501, 8th floor, São Paulo, São Paulo, Brazil, and the telephone number is +55-11-3094-4101.

GERDAU TRADE INC.
Gerdau Trade Inc. is Gerdau’s direct wholly-owned subsidiary. It was incorporated on August 23, 2010 with company number 1601859 as a business company under the BVI Business Companies Act (as revised) of the British Virgin Islands.
As of the date hereof, it is authorized to issue a maximum of 50,000 shares of a single class, with US$1.00 par value, of which one share has been issued and is fully paid up. The registered office of Gerdau Trade is Kingston Chambers, P.O. Box 173, Road Town, Tortola, British Virgin Islands.
Gerdau Trade is not currently required to publish financial statements under the laws of the British Virgin Islands.

OFFER STATISTICS AND EXPECTED TIMETABLE
We will set forth in the applicable prospectus supplement or other offering materials a description of the offer statistics and expected timetable of any offering of securities which may be offered under this prospectus. The prospectus supplement or any other offering materials may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any prospectus supplement or other offering materials before you invest in any of our securities.

CAPITALIZATION AND INDEBTEDNESS
Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

USE OF PROCEEDS
Unless otherwise indicated in an accompanying prospectus supplement, Gerdau Trade intends to on-lend the net proceeds from the sale of the securities to Gerdau or Gerdau’s subsidiaries.

LEGAL OWNERSHIP OF SECURITIES
In this prospectus and any applicable prospectus supplement, when we refer to the “holders” of securities as being entitled to specified rights or payments, we mean only the actual legal holders of the securities. While you will be the holder if you hold a security registered in your name, more often than not the registered holder will actually be a broker, bank, other financial institution or, in the case of a global security, a depositary. Our obligations, as well as the obligations of the trustee, any registrar, any depositary and any third parties employed by us or the other entities listed above, run only to persons who are registered as holders of our securities, except as may be specifically provided for in a contract governing the securities. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name customer but does not do so.
Street Name and Other Indirect Holders
Holding securities in accounts at banks or brokers is called holding in “street name.” If you hold our securities in street name, we will recognize only the bank or broker, or the financial institution that the bank or broker uses to hold the securities, as a holder. These intermediary banks, brokers, other financial institutions and depositaries pass along principal, interest, dividends and other payments, if any, on the securities, either because they agree to do so in their customer agreements or because they are legally required to do so. This means that if you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a security in order to determine how the provisions involving holders described in this prospectus and any prospectus supplement will actually apply to you. For example, if the security in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot redeem it yourself by following the procedures described in the prospectus supplement relating to that security. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in this prospectus and any applicable prospectus supplement.
If you hold our securities in street name or through other indirect means, you should check with the institution through which you hold your interest in our securities to find out, among others:
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how it handles payments and notices with respect to the securities;

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whether it imposes fees or charges;

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how it handles voting, if applicable;

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how and when you should notify it to exercise on your behalf any rights or options that may exist under the securities;

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whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder; and

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how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

Global Securities
A global security is a special type of indirectly held security. If we issue securities, in whole or in part, in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the “depositary.” Any person wishing to own a security issued in global form must do so indirectly through an account with a broker, bank or other financial institution that in turn has an account with the depositary. The applicable prospectus supplement will indicate whether the securities will be issued only as global securities.

As an indirect holder, your rights relating to a global security will be governed by the account rules of your financial institution and of the depositary, as well as general laws relating to securities transfers. We will not recognize you as a holder of the securities and instead will deal only with the depositary that holds the global security.
You should be aware that if our securities are issued only in the form of global securities:
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you cannot have the securities registered in your own name;

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you cannot receive physical certificates for your interest in the securities;

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you will be a street name holder and must look to your own bank or broker for payments on the securities and protection of your legal rights relating to the securities;

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you may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

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the depositary’s policies will govern payments, transfers, exchanges and other matters relating to your interest in the global security. We, the trustee, any paying agent and any registrar have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We, the trustee, any paying agent and any registrar also do not supervise the depositary in any way; and

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the depositary will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.

In a few special situations described below, a global security representing our securities will terminate and interests in it will be exchanged for physical certificates representing the securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to you. You must consult your bank or broker to find out how to have your interests in the securities transferred to your name, so that you will be a direct holder.
Unless we specify otherwise in the applicable prospectus supplement, the special situations for termination of a global security representing our securities are:
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the depositary has notified us that it is unwilling or unable to continue as depositary for such global security or the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when such depositary is required to be so registered in order to act as depositary, and, in each case, we do not or cannot appoint a successor depositary within 90 days;

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we decide in our sole discretion to allow some or all book-entry securities to be exchangeable for definitive securities in registered form; or

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any of the securities has become immediately due and payable in accordance with “Description of the Securities — Events of Default.”

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by such prospectus supplement. When a global security terminates, the depositary (and not us, the trustee, any paying agent or any registrar) is responsible for deciding the names of the institutions that will be the initial direct holders.

DESCRIPTION OF THE DEBT SECURITIES
The following briefly summarizes the material provisions of the debt securities and the indenture that will govern the debt securities, other than pricing and related terms and other terms that will be disclosed in the applicable prospectus supplement. You should read the more detailed provisions of the indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of your series of debt securities, which will be described in more detail in the applicable prospectus supplement. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the indenture, the debt securities and the prospectus supplement relating to each series of debt securities. In this summary, references to “Gerdau” means Gerdau S.A. only and do not include any of its subsidiaries.
General
Any debt securities will be governed by an indenture to be entered into between Gerdau Trade Inc., as issuer, Gerdau S.A., Gerdau Açominas S.A. and Gerdau Aços Longos S.A., as guarantors, and The Bank of New York Mellon, as trustee, which we refer to as the “indenture.” Gerdau Trade Inc. is referred to as the “issuer.” Gerdau S.A., Gerdau Açominas S.A. and Gerdau Aços Longos S.A., are collectively referred to in this prospectus as the “guarantors” and each individually as a “guarantor.”
The trustee under the indenture has two main roles:
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First, the trustee can enforce your rights against the issuer or any of the guarantors, as applicable, if it defaults on its obligations under the indenture or the debt securities. There are some limitations on the extent to which the trustee acts on your behalf, described below under “— Events of Default.”

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Second, the trustee performs administrative duties for the issuer and the guarantors, such as sending principal and interest payments to you, transferring your debt securities to a new buyer if you sell and sending notices to you.

The indenture contains the full legal text of the matters described in this section. New York law governs the indenture and the debt securities. The issuer and the guarantors have consented in the indenture to the non-exclusive jurisdiction of any U.S. federal and state courts sitting in the borough of Manhattan in the City of New York. The issuer and the guarantors have filed a copy of the form of indenture with the SEC as an exhibit to our registration statement.
The indenture does not limit the aggregate principal amount of senior debt securities which may be issued under the indenture and provides that the issuer may issue senior debt securities from time to time in one or more series. The issuer and the guarantors may issue debt securities and other securities at any time without your consent and without notifying you. The senior debt securities which the issuer may issue under the indenture are collectively referred to in this prospectus as the “debt securities.”
Debt Securities
This section summarizes material terms of the debt securities that are common to all series, unless otherwise indicated in this section or in the prospectus supplement relating to a particular series of debt securities.
Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including the definition of various terms used in the indenture. For example, the meanings for only the more important terms that have been given special meanings in the indenture are described herein. Whenever particular sections or defined terms of the indenture are described in this prospectus or in any prospectus supplement, those sections or defined terms are incorporated by reference herein or in such prospectus supplement.
The issuer may issue original issue discount debt securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount. The issuer may also issue indexed securities or securities denominated in currencies other than the U.S. dollar, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any such debt securities.

The issuer and the guarantors describe the U.S. federal income tax consequences and any other special considerations applicable to original issue discount, indexed or foreign currency debt securities in the applicable prospectus supplement.
In addition, the material financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement relating to that series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series described in the applicable prospectus supplement.
In addition, the prospectus supplement will state whether the issuer and the guarantors will list the debt securities of the series on any stock exchanges and, if so, which ones.
Form, Exchange and Transfer
The debt securities will be issued, unless otherwise indicated in the applicable prospectus supplement, in fully registered form without interest coupons and in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.
You may have your debt securities broken into more debt securities of smaller authorized denominations or combined into fewer debt securities of larger authorized denominations, as long as the total principal amount is not changed. This is called an exchange.
You may exchange or transfer your registered debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. The entity that maintains the list of registered holders is called the “security registrar.” It will also register transfers of the registered debt securities.
You will not be required to pay a service charge for any registration of transfer or exchange of the debt securities, but you may be required to pay any tax or other governmental charge associated with the registration of transfer or exchange. The registration of transfer or exchange of a registered debt security will only be made if you have duly endorsed the debt security or provided the security registrar with a written instrument of transfer satisfactory in form to the security registrar.
Beneficial interests in the debt securities will be subject to certain restrictions on transfer and must be made in accordance with the procedures set forth in the indenture and the debt securities will bear the applicable legends regarding the restrictions set forth under the transfer restrictions set forth in the indenture.
Payment and Paying Agents
If your debt securities are in registered form, the issuer will pay interest to you if you are listed in the trustee’s records as a direct holder at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day is called the “regular record date” and will be stated in the applicable prospectus supplement.
The issuer will pay interest, principal, additional amounts and any other money due on global registered debt securities pursuant to the applicable procedures of the depositary or, if the debt securities are not in global form, at our office or agency maintained for that purpose in New York City. The issuer may also choose to pay interest by mailing checks. The issuer may also arrange for additional payment offices, and may cancel or change our use of these offices, including the trustee’s corporate trust office. These offices are called “paying agents.” The issuer may also choose to act as our own paying agent.
Regardless of who acts as paying agent, all money that the issuer or the guarantors pay as principal, premium or interest to a paying agent, or then held by us in trust, that remains unclaimed at the end of two years after the amount is due to a direct holder will be repaid to us or (if then held in trust) discharged from trust. After that two-year period, direct holders may look only to us for payment and not to the trustee, any other paying agent or anyone else.
Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

Notices
The issuer, the guarantors and the trustee will send notices only to registered holders of certificated debt securities, using their addresses as listed in the registrar’s records. If the debt securities of a series are listed on a securities exchange, the issuer will provide notice to the holders in accordance with the applicable rules of such exchange. In addition, if debt securities are held in global form, notices will be delivered in accordance with the applicable procedures of the depositary.
Modification and Waiver
The indenture provides several categories of changes that can be made to the indenture and the debt securities issued under the indenture. Such changes may or may not require the consent of the holders, as described below. A supplemental indenture will be prepared if holder approval is required.
Changes Requiring Each Holder’s Approval
The indenture provides that there are changes to the indenture that cannot be made without the approval of each holder of the outstanding debt securities affected thereby. Those types of changes are:
•
a change in the Stated Maturity for any principal or interest payment on the debt securities or to the time at which any debt security may be redeemed;

•
a reduction in the principal amount, the interest rate, the redemption price for the debt securities or the principal amount that would be due and payable upon acceleration;

•
a change in the obligation to pay additional amounts;

•
a change in the currency of any payment on the debt securities;

•
a change in the place of any payment on the debt securities;

•
an impairment of the holder’s right to sue for the enforcement of any right to payment on or with respect to any amount due on its debt securities;

•
a change in the terms of payment from, or control over, or release or reduction of any collateral or security interest to secure the payment of principal, interest or premium, if any, under any debt security;

•
a change in the provisions related to payment obligations under the guarantees in a manner that would materially and adversely affect the holders; and

•
a modification of the sections of the indenture relating to supplemental indentures, waiver with the consent of holders or waiver of past defaults, except to increase the percentage of holders required to make a modification or waiver or to provide that certain other provisions of the indenture cannot be modified or waived without the approval of each holder of the debt securities.

Changes Not Requiring Approval
The issuer, the guarantors and the trustee may, without the consent or vote of any holder of the debt securities, amend or supplement the indenture, the debt securities or the guarantee for the following purposes to:
•
evidence the succession of another person to the issuer or the guarantors and the assumption by any such successor to the covenants of the issuer or the guarantors herein and in the debt securities;

•
add to the covenants of the issuer or the guarantors or add collateral for the benefit of holders of the debt securities;

•
add any additional events of default for the benefit of the holders of the debt securities;

•
add or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of the debt securities in bearer form;

•
secure the debt securities or to confirm and evidence the release, termination or discharge of any guarantee of or Lien securing the debt securities when such release, termination or discharge is permitted by the indenture;

•
evidence and provide for the acceptance of an appointment by a successor trustee;

•
provide for the issuance of additional debt securities;

•
cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under the indenture, provided that such action shall not adversely affect the interests of any holder of the debt securities in any material respect (which shall be conclusively established by delivery of an officer’s certificate to the trustee);

•
make any other change that does not materially and adversely affect the rights of any holder of the debt securities or to conform the indenture to this “Description of the Debt Securities;” or

•
add additional obligors with respect to the debt securities and the indenture or to add additional guarantors to guarantee the obligations under the debt securities and the indenture.

The holders of the debt securities will receive prior notice as described under “— Notices” of any proposed amendment to the debt securities or the indenture described in this section. After an amendment described in the preceding paragraph of this section becomes effective, the issuer or any of the guarantors is required to mail to the holders of debt securities a notice briefly describing such amendment. However, the failure to give such notice to all holders of the debt securities, or any defect therein, will not impair or affect the validity of the amendment.
The consent of the holders of the debt securities is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.
Changes Requiring Majority Approval
Except for the changes described under “— Changes Requiring Each Holder’s Approval” and “— Changes Not Requiring Approval,” the indenture provides that changes to the indenture and the outstanding debt securities under the indenture must be approved by the holders of a majority in principal amount of each series of the debt securities affected by the change or waiver. The required approval must be given by written consent.
The indenture provides that the same majority approval would be required for the issuer or the guarantors to obtain a waiver of any covenants in the indenture. The covenants of the issuer and the guarantors in the indenture include the promises the issuer and the guarantors make about merging or entering into similar transactions and creating liens on their assets, which are described below under “— Certain Covenants — Mergers and Similar Transactions” and “— Certain Covenants — Limitation on Liens.” If the holders approve a waiver of a covenant, the issuer and the guarantors will not have to comply with that covenant. The holders, however, cannot approve a waiver of any provision in the debt securities or the indenture, as it affects any security, that the issuer and the guarantors cannot change without the approval of the holder of that security as described above in “— Changes Requiring Each Holder’s Approval,” unless that holder approves the waiver.
Voting Mechanics
Debt securities will not be considered outstanding, and therefore the holders of those debt securities will not be eligible to vote or take other action under the indenture, if the issuer or any of the guarantors has deposited or set aside in trust money for their payment, repurchase or redemption. Debt securities will also not be eligible to vote or take other action under the indenture if they have been defeased as described under “— Defeasance and Discharge.” Debt securities held by the issuer, the guarantors or their affiliates are not considered outstanding.
The issuer and the guarantors will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In limited circumstances, the trustee, and not the issuer or the guarantors, will be entitled to set a record date for action by holders. If a record date is set for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date or another period that the issuer, the guarantors, or the trustee, as applicable, may specify. This period may be shortened or lengthened (but not beyond 180 days).
Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted if the issuer and the guarantors seek to change the indenture or the debt securities or request a waiver.
Redemption
Unless otherwise indicated in the applicable prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund; that is, the issuer and the guarantors will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, other than as set forth in “— Optional Tax Redemption” below, unless otherwise specified in the applicable prospectus supplement, the issuer and the guarantors will not be entitled to redeem your debt security before its Stated Maturity.
General Provisions for Redemption
If the applicable prospectus supplement specifies a redemption date, it will also specify one or more redemption prices, which may be expressed as a percentage of the principal amount of your debt security or by reference to one or more formulae used to determine the redemption price. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply. The issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
If the applicable prospectus supplement specifies a redemption commencement date, the issuer may redeem your debt security at our option at any time on or after that date. If the issuer redeems your debt security, it will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price paid will be the price that applies to the redemption period during which your debt security is redeemed. If less than all of the debt securities are redeemed at any time, (1) the particular debt securities to be redeemed will be chosen by the trustee in compliance with the requirements governing redemptions of the principal securities exchange, if any, on which debt securities of the applicable series are listed or if such securities exchange has no requirement governing redemption or the debt securities of the applicable series are not then listed on a securities exchange, on a pro rata basis or by lot (or, in the case of debt securities issued in global form, subject to the applicable procedures of the depositary), and (2) the trustee will authenticate and deliver to the holder of such debt securities without service charge, a new debt security or securities of the same series and of like tenor, of any authorized denomination as requested by such holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the debt security so surrendered. If debt securities of any series are redeemed in part, the remaining outstanding amount of any debt security of that series must be at least equal to US$2,000 and be an integral multiple of US$1,000.
Unless the issuer defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or portions thereof called for redemption.
The issuer will give the notice in the manner described above under “— Notices.”
Redemption Notice
In the event that the issuer exercises an option to redeem any debt securities, it will give to the trustee and the holder written notice of the principal amount of the debt securities to be redeemed, not less than 10 days nor more than 60 days before the applicable redemption date. A notice of redemption, except if made pursuant to the provisions set forth under “— Optional Tax Redemption,” may, at our discretion, be conditional. If such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice will state that, in our discretion, the redemption date may be delayed until such time (but no more than 60 days after the date of the notice of redemption) as any or all such conditions shall be satisfied (or waived by us in our sole discretion) and a new redemption date will be set by us in accordance with the Depository Trust Company’s, or DTC’s, applicable procedures, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by us in our sole discretion) by the redemption date, or by the redemption date as so delayed.
Optional Tax Redemption
The debt securities will be redeemable at the option of the issuer, in whole, but not in part, upon giving not less than 10 nor more than 60 days’ notice to the holders (which notice will be irrevocable), at 100% of the principal amount thereof, plus accrued interest and any additional amounts payable with respect thereto if (i) the issuer has or will become obligated to pay additional amounts as discussed below under “— Additional Amounts” with respect to such debt securities in excess of the additional amounts that the issuer would pay if payments in respect of the debt securities were subject to deduction or withholding at a rate of 15% (determined without regard to any interest, fees, penalties or other additions to tax) as a result of any change in, or amendment to, the treaties, laws or regulations of a Taxing Jurisdiction, or any change in the application or official interpretation of such laws or regulations, which change or amendment occurs after the date of the indenture (or, in the case of any jurisdiction that becomes a Taxing Jurisdiction after the date of the indenture, after the date on which such jurisdiction becomes a Taxing Jurisdiction), and (ii) such obligation cannot be avoided by the issuer taking reasonable measures available to it. For the avoidance of doubt, for purposes of the preceding sentence, reasonable measures shall include a change of the jurisdiction of incorporation, residence or domicile of the issuer, or any paying agent. No such notice of redemption will be given earlier than 60 days prior to the earliest date on which the issuer would be obligated to pay such additional amounts if a payment in respect of such debt securities were then due.
Prior to the publication or mailing of any notice of redemption of the debt securities as described above, the issuer must deliver to the trustee an officers’ certificate to the effect that the obligations of the issuer to pay additional amounts cannot be avoided by the issuer taking reasonable measures available to it. The issuer will also deliver an opinion of an independent legal counsel of recognized standing stating that the issuer either has or will become obligated to pay additional amounts due to the changes in treaties, tax laws or regulations. The trustee will accept this certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent set forth in clauses (i) and (ii) of the preceding paragraph, in which event it will be conclusive and binding on the holders.
Open Market Purchases
Subject to any restrictions described in the prospectus supplement, the issuer, the guarantors or their affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that issuer, the guarantors or their affiliates purchase may, in our discretion, be held, resold or canceled, but will only be resold in compliance with applicable requirements or exemptions under the relevant securities laws.
Payment of Additional Amounts
Unless otherwise indicated in the applicable prospectus supplement, all payments by the issuer or a guarantor in respect of the debt securities will be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments, fees or other governmental charges of whatever nature (and any fines, penalties or interest related thereto) imposed or levied by or on behalf of the British Virgin Islands, Brazil, or any other jurisdiction in which the issuer or a guarantor is organized or is otherwise resident for tax purposes or any jurisdiction from or through which payment is made or any political subdivision or authority of or in such relevant jurisdiction having power to tax (any of the aforementioned being a “Taxing Jurisdiction”), unless such withholding or deduction is required by law. In the event that any such taxes, duties, assessments, fees or other governmental charges (and any fines, penalties or interest related thereto) are so imposed or levied, the issuer, or a guarantor, as applicable, will pay to each holder such additional amounts as may be necessary in order that every net payment made by the issuer or a guarantor, as applicable, on each debt security after such withholding or deduction imposed upon or as a result of such payment by a Taxing Jurisdiction will not be less than the amount then due and payable on such debt security. The foregoing obligation to pay additional amounts, however, will not apply to or in respect of:

(i)
any tax, duty, assessment or other governmental charge which would not have been imposed but for the existence of any present or former connection between such holder, on the one hand, and the relevant Taxing Jurisdiction, on the other hand (including, without limitation, such holder being or having been a citizen or resident thereof or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein), other than the mere receipt of such payment or the ownership or holding of, or the enforcement of rights under, such debt security;

(ii)
any tax, duty, assessment or other governmental charge which would not have been so imposed but for the presentation by such holder for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(iii)
any tax, duty, assessment or other governmental charge to the extent that such tax, duty, assessment or other governmental charge would not have been imposed but for the failure of such holder to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the relevant Taxing Jurisdiction of the holder or beneficial owner of a debt security (including, without limitation, a certification that the holder or beneficial owner is not resident in the relevant Taxing Jurisdiction) if (a) such compliance is required or imposed by law as a precondition to exemption from all or a part of such tax, duty, assessment or other governmental charge and (b) at least 30 days prior to the date on which the issuer or a guarantor, as applicable, will apply this clause, either the issuer or a guarantor, as applicable, will have notified all holders of debt securities that some or all holders of debt securities will be required to comply with such requirement and (c) in no event shall such holder’s requirement to make such a declaration, claim or filing require such holder to provide any materially more onerous information, documents or other evidence than would be required to be provided had such holder been required to file U.S. Internal Revenue Service Forms W-8BEN, W-8BEN-E, W-8ECI, W-8EXP, W-8IMY and/or documentation required by the OECD Common Reporting Standard (CRS);

(iv)
any estate, inheritance, gift, sales, transfer, excise or personal property or similar tax, assessment or governmental charge;

(v)
any tax, assessment or other governmental charge which is payable other than by deduction or withholding from payments of principal of or interest on the debt security;

(vi)
any additional amounts with respect to any such deduction or withholding, imposed on or in respect of the debt securities pursuant to FATCA, any treaty, law, regulation or other official guidance enacted by the relevant Taxing Jurisdiction or in any jurisdiction in which payments on the debt securities are made implementing FATCA, or any agreement between the issuer, the guarantors or a paying agent and such relevant jurisdiction, or any authority of any of the foregoing implementing FATCA; or

(vii)
any combination of the above.

As used in this section, “FATCA” means Sections 1471 through 1474 of the United States Internal Revenue Code (“Code”), as of the date of this prospectus (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities and implementing such Sections of the Code.
The issuer or a guarantor, as applicable, will also pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery, registration, enforcement or the making of payments in respect of the debt securities, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of the relevant Taxing Jurisdiction, other than those resulting from, or required to be paid in connection with, the enforcement of the debt securities following the occurrence of any default or event of default.

No additional amounts will be paid with respect to a payment on any debt security to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or beneficial owner would not have been entitled to receive payment of the additional amounts had the beneficiary, settlor, member or beneficial owner been the holder of the debt security.
The issuer or a guarantor, as applicable, will provide the trustee with the official acknowledgment of the relevant taxing authority (or, if such acknowledgment is not available without unreasonable burden or expense, a certified copy thereof or, if such certified copy is not available, other documentation satisfactory to the trustee) evidencing any payment of taxes, penalties, duties, assessments, fees or other governmental charges in respect of which the issuer or such guarantor has paid any additional amounts. Copies of such documentation will be made available to the holders of the debt securities or the paying agents, as applicable, upon request therefor.
All references in this prospectus to principal of and interest on the debt securities will include any additional amounts payable by the issuer in respect of such principal and such interest. The obligations described under “Additional Amounts” will survive until the debt securities have been paid in full and will apply mutatis mutandis to any jurisdiction in which any successor person to the issuer or a guarantor is organized or any political subdivision or taxing authority or agency thereof or therein.
Repurchase of Debt Securities upon a Change of Control
Unless otherwise specified in the applicable prospectus supplement, not later than 30 days following a Change of Control that results in a Rating Decline with respect to a series of debt securities, the issuer or any of the guarantors will make, directly or by a Designated Affiliate, an offer to purchase (an “Offer to Purchase”) all outstanding securities at a purchase price equal to 101% of the principal amount plus accrued interest to the date of purchase.
An Offer to Purchase must be made by written offer to the holders of debt securities of such series (a copy of which shall be delivered to the trustee), which will specify the principal amount of debt securities of such series subject to the offer (which shall be all the outstanding debt securities of such series) and the purchase price. The Offer to Purchase must specify an expiration date (the “Expiration Date”) not less than 30 days or more than 60 days after the date of the offer and an indicative settlement date for purchase (the “Purchase Date”) not more than five Business Days after the Expiration Date. The Offer to Purchase must include (i) a description of the transaction or transactions that constitute the Change of Control; (ii) information concerning the business of Gerdau which it believes will enable the holders to make an informed decision with respect to the Offer to Purchase; and (iii) instructions and any materials necessary to enable holders to tender debt securities of such series pursuant to the Offer to Purchase. The issuer or guarantor, as applicable, will comply with Rule 14e-1 under the Exchange Act (to the extent applicable) and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.
A holder may tender all or any portion of its debt securities pursuant to an Offer to Purchase, subject to the requirements that any portion of a debt security tendered must be in a multiple of US$1,000 principal amount, the minimum tender of any holder must be no less than US$2,000 and, if tendered in part, the residual amount cannot be less than US$2,000. Holders shall be entitled to withdraw debt securities tendered up to the close of business on the Expiration Date. On the Purchase Date the purchase price will become due and payable on each debt security accepted for purchase pursuant to the Offer to Purchase, and interest on debt securities purchased will cease to accrue on and after the Purchase Date.
Neither the issuer nor any of the guarantors will be required to make an Offer to Purchase upon a Change of Control that results in a Rating Decline with respect to a series of debt securities if (1) a third party (not including the guarantors, their subsidiaries, or a Designated Affiliate) makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in the applicable indenture applicable to an Offer to Purchase made by the issuer and purchases all debt securities of such series properly tendered and not withdrawn under the Offer to Purchase, or (2) a notice of redemption for all outstanding debt securities and of such series has been given pursuant to the applicable indenture unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, an Offer to Purchase may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control and the occurrence of such Rating Decline, if a definitive agreement is in place for the Change of Control at the time the Offer to Purchase is made.
Certain Covenants
Consolidation, Merger or Sale of Assets
Unless otherwise specified in the applicable prospectus supplement, each of the issuer and the guarantors will not consolidate with or merge with or into any other Person or sell, convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all of its Property (determined on the basis of the consolidated assets of Gerdau and its Subsidiaries) to any other Person (other than the issuer or a guarantor), unless:
(1)
the Person (if not the issuer or a guarantor) formed by such merger or consolidation or the Person (if not the issuer or a guarantor) which acquired by sale, conveyance, transfer or lease all or substantially all of the Property of the issuer or a guarantor (the “Successor Corporation”) will be a person or persons organized and existing under the laws of Brazil, the United States, any State thereof or the District of Columbia, Canada or any other country that is a member country of the European Union or of the OECD on the date of the indenture, and such person or persons expressly assume, by a supplemental indenture to the indenture, executed and delivered to the trustee, all the obligations of the issuer and the guarantors under the indenture;

(2)
the Successor Corporation expressly assumes by supplemental indenture to the applicable indenture the due and punctual payment of the principal of and interest (and Additional Amounts) on all of the debt securities or such guarantor’s guarantee, as applicable, of the relevant series, the performance or observance of every covenant of the issuer or guarantor, as applicable, and all other obligations of the issuer or guarantor, as applicable, under such indenture and debt securities or such guarantor’s guarantee, as applicable;

(3)
immediately after giving effect to such transaction, no event of default with respect to any debt security has occurred and is continuing; and

(4)
the issuer or such guarantor, as applicable, or the Successor Corporation, as the case may be, delivers to the trustee an opinion of counsel to the effect that such consolidation, merger, sale, conveyance, transfer or lease and such supplemental indenture (if required) comply with these conditions, that such supplemental indenture (if required) has been duly authorized, executed and delivered and constitutes valid and binding obligations of the Successor Corporation and that all conditions precedent in the applicable indenture provided or relating to such transaction and such supplemental indenture (if required) have been complied with;

provided, however, that, notwithstanding anything to the contrary in the foregoing, the following transactions will not be subject to clause (2) above:
(i)
any merger or consolidation by the issuer or any guarantor with or into any Subsidiary of the issuer or any guarantor; and

(ii)
any sale, conveyance, transfer or lease by the issuer or any guarantor, in one transaction or in a series of transactions, directly or indirectly, of all or substantially all of its Property (determined on the basis of the consolidated assets of Gerdau and its Subsidiaries) to any Subsidiaries of the issuer or any guarantor.

Notwithstanding anything to the contrary in the foregoing, any merger or consolidation, in which the surviving entity is the issuer or a guarantor, or sale, conveyance, transfer or lease to the issuer or a guarantor will not be subject to any clause above.
Upon any consolidation, merger, sale, conveyance, transfer or lease in accordance with these conditions, the Successor Corporation shall succeed to, and be substituted for, and may exercise every right and power of, the issuer or guarantor, as applicable, under the applicable indenture and the debt securities or such guarantor’s guarantee, as applicable, of the relevant series with the same effect as if the Successor Corporation had been named as the issuer or the guarantors of the debt securities of such series in the applicable indenture. No Successor Corporation shall have the right to redeem the debt securities unless the issuer or any guarantor would have been entitled to redeem the debt securities in similar circumstances.
Limitation on Liens
Unless otherwise specified in the applicable prospectus supplement, the issuer and the guarantors will covenant that for so long as any debt securities remain outstanding, the issuer and the guarantors will not create or suffer to exist any mortgage, pledge, security interest, encumbrance, conditional sale or other title retention agreement or other similar lien (each a “Lien”), upon any of its property or assets now owned or hereafter acquired by it or on its Capital Stock. The issuer and the guarantors will not, nor will Gerdau permit any Restricted Subsidiary, including any of the guarantors, to, create or suffer to exist any Lien upon any of its property or assets now owned or hereafter acquired by it or on any of their Capital Stock securing any obligation, unless contemporaneously therewith effective provision is made to secure the debt securities equally and ratably with such obligation for so long as such obligation is so secured. The preceding sentence will not require any of the guarantors or any Restricted Subsidiary to equally and ratably secure the debt securities if the Lien consists of the following:
(1)
any Lien existing on the date of the indenture, and any extension, renewal or replacement thereof or of any Lien in clause (2), (3) or (4) below; provided, however, that the total amount of Debt so secured is not increased;

(2)
any Lien on any property or assets (including Capital Stock of any person) securing Debt incurred solely for purposes of financing the acquisition, construction or improvement of such property or assets after the date of the indenture; provided that (a) the aggregate principal amount of Debt secured by such Lien will not exceed (but may be less than) the cost (i.e., purchase price) of the property or assets so acquired, constructed or improved and (b) such Lien is incurred before, or within 120 days after the completion of, such acquisition, construction or improvement and does not encumber any other property or assets of the guarantors or any Restricted Subsidiary; and provided, further, that to the extent that the property or asset acquired is Capital Stock, such Lien also may encumber other property or assets of the person so acquired;

(3)
any Lien securing Debt incurred for the purpose of financing all or part of the cost of the acquisition, construction or development of a project (including mini-mills and other facilities); provided that the lenders of such Debt expressly agree to limit their recourse in respect of such Debt to assets (including Capital Stock of the project entity) and/or revenues of such project with an aggregate value of not more than the amount of such Debt; and provided, further, that the Lien is incurred before, or within 120 days after the completion of, that acquisition, construction or development and does not apply to any other property or assets of Gerdau or any Subsidiary;

(4)
any Lien existing on any property or assets of any person before that person’s acquisition by, merger into or consolidation with Gerdau or any Restricted Subsidiary after the date of the indenture; provided that (a) such Lien is not created in contemplation of or in connection with such acquisition, merger or consolidation, (b) the Debt secured by such Lien may not exceed the Debt secured on the date of such acquisition, merger or consolidation, (c) such Lien will not apply to any other property or assets of Gerdau or any of its Restricted Subsidiaries and (d) such Lien will secure only the Debt that it secures on the date of such acquisition, merger or consolidation;

(5)
any Lien imposed by law that was incurred in the ordinary course of business, including, without limitation, carriers’, warehousemen’s and mechanics’ liens and other similar encumbrances arising in the ordinary course of business, in each case for sums not yet due or being contested in good faith by appropriate proceedings;

(6)
any pledge or deposit made in connection with workers’ compensation, unemployment insurance or other similar social security legislation, any deposit to secure appeal bonds in proceedings being contested in good faith to which Gerdau or any Restricted Subsidiary is a party, good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which Gerdau or any Restricted Subsidiary is a party or deposits for the payment of rent, in each case made in the ordinary course of business;
(7)
any Lien in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of Gerdau or any Restricted Subsidiary in the ordinary course of business;

(8)
any Lien securing taxes, assessments and other governmental charges, the payment of which are not yet due or are being contested in good faith by appropriate proceedings and for which such reserves or other appropriate provisions, if any, have been established as required by IFRS;

(9)
minor defects, easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, licenses, restrictions on the use of property or assets or minor imperfections in title that do not materially impair the value or use of the property or assets affected thereby, and any leases and subleases of real property that do not interfere with the ordinary conduct of the business of Gerdau or any Restricted Subsidiary, and which are made on customary and usual terms applicable to similar properties;

(10)
any rights of set-off of any person with respect to any deposit account of Gerdau or any Restricted Subsidiary arising in the ordinary course of business and not constituting a financing transaction;

(11)
any Liens granted to secure borrowings from, directly or indirectly, (a) Banco Nacional de Desenvolvimento Econômico e Social — BNDES, or any other Brazilian governmental development bank or credit agency or (b) any international or multilateral development bank, government-sponsored agency, export-import bank or official export-import credit insurer;

(12)
any Liens on the inventory or receivables of Gerdau or any Restricted Subsidiary securing the obligations of such person under any lines of credit or working capital facility or in connection with any structured export or import financing or other trade transaction; provided that the aggregate principal amount of Debt incurred that is secured by receivables that will fall due in any fiscal year shall not exceed (a) with respect to transactions secured by receivables from export sales, 80% of Gerdau’s consolidated gross revenues from export sales for the immediately preceding fiscal year of Gerdau; or (b) with respect to transactions secured by receivables from domestic (Brazilian) sales, 80% of such person’s consolidated gross revenues from sales within Brazil for the immediately preceding fiscal year of Gerdau; and provided, further, that Advance Transactions will not be deemed transactions secured by receivables for purpose of the above calculation; and

(13)
in addition to the foregoing Liens set forth in clauses (1) through (12) above, Liens securing Debt of Gerdau or any Restricted Subsidiary (including, without limitation, guarantees of Gerdau or any Restricted Subsidiary) the aggregate principal amount of which, at any time of determination, does not exceed 20% of Consolidated Total Assets.

Provision of Financial Statements and Reports
Gerdau will furnish to the trustee the following reports for delivery to holders upon their written request thereof:
(1)   an English language version of Gerdau’s annual audited consolidated financial statements prepared in accordance with IFRS promptly upon such financial statements becoming available but not later than 180 days after the close of its fiscal year;
(2)   an English language version of Gerdau’s unaudited quarterly financial statements prepared in accordance with IFRS (including, as supplementary information, an unaudited condensed consolidated balance sheet and an unaudited condensed consolidated statement of operations, in each case, prepared in accordance with IFRS), promptly upon such financial statements becoming available but not later than 60 days after the close of each fiscal quarter (other than the last fiscal quarter of its fiscal year); and

(3)   upon any director or executive officer of any of the issuer or the guarantors becoming aware of the existence of a Default or Event of Default or any event by reason of which payments of either principal or interest on the bonds are prohibited, an officers’ certificate setting forth the details thereof and the action which Gerdau is taking or proposes to take with respect thereto.
Delivery of these reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of any of those will not constitute constructive notice of any information contained in them or determinable from information contained in them, including Gerdau’s compliance with any of its covenants under the indenture.
Notwithstanding the forgoing, if Gerdau makes available the information described in clauses (1) and (2) above on the SEC’s EDGAR website, its website or the website of a Subsidiary of Gerdau, it will be deemed to have satisfied the reporting requirement set forth in clauses (1) and (2) above. It is understood that the trustee shall have no obligation whatsoever to determine whether such information, documents or reports have been delivered as described above or posted on any website.
None of the issuer or the guarantors other than Gerdau will be required to provide or distribute any financial or other reports described above.
Defeasance and Discharge
The following discussion of full defeasance and discharge and covenant defeasance and discharge will only be applicable to your series of debt securities if Gerdau Trade chooses to apply them to that series, in which case that will be stated in the applicable prospectus supplement.
If the applicable prospectus supplement states that full defeasance will apply to a particular series, the issuer and the guarantors will be legally released from any payment and other obligations on the debt securities, except for various obligations described below (called “full defeasance”), provided that the issuer or the guarantors, as applicable, in addition to other actions, puts in place the following arrangements for you to be repaid:
•
the issuer or the guarantors, as applicable, must irrevocably deposit in trust for your benefit and the benefit of all other direct holders of the applicable debt securities a combination of money and (unless otherwise specified in the applicable prospectus supplement) U.S. government or U.S. government agency debt securities or bonds that must bear the full faith and credit of the U.S. government and that, in the opinion of a nationally recognized firm of independent public accountants, will generate enough cash to make interest, principal and any other payments, including additional amounts, on the debt securities on their various due dates.

•
the issuer or the guarantors, as applicable, must deliver to the trustee a legal opinion of counsel, based upon a ruling by the U.S. Internal Revenue Service or upon a change in applicable U.S. federal income tax law, confirming that under then current U.S. federal income tax law the issuer or the guarantors, as applicable, may make the above deposit without causing you to be taxed on the debt securities any differently than if the issuer or the guarantors, as applicable, did not make the deposit and instead repaid the debt securities itself.

If the issuer or the guarantors ever did accomplish full defeasance as described above, you would have to rely solely on the trust deposit for repayment on the debt securities of the applicable series. You could not look to the issuer or the guarantors for repayment in the unlikely event of any shortfall. However, even if the issuer or the guarantors take these actions, a number of obligations relating to the debt securities or the guarantees will remain. These include the following obligations:
•
to register the transfer and exchange of debt securities;

•
to replace mutilated, destroyed, lost or stolen debt securities;

•
to maintain paying agencies; and

•
to hold money for payment in trust.

Covenant Defeasance
If the applicable prospectus supplement states that covenant defeasance will apply to a particular series, the issuer or the guarantors can make the same type of deposit described above and be released from all or some of the restrictive covenants (if any) that apply to the debt securities of the particular series. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and (unless otherwise specified in the applicable prospectus supplement) U.S. government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certificate delivered to the trustee, without consideration of any reinvestment, to pay the principal of, and interest on the debt securities to redemption or maturity and comply with certain other conditions, including the delivery of certain opinions of counsel as to certain tax matters. In order to achieve covenant defeasance, the issuer or the guarantors would be required to take all of the steps described above under “— Defeasance and Discharge” except that the opinion of counsel would not have to refer to a change in United States Federal income tax laws or a ruling from the United States Internal Revenue Service.
If the issuer or the guarantors were to accomplish covenant defeasance, the following provisions of the indenture and the debt securities would no longer apply:
•
any covenants applicable to the series of debt securities and described in the applicable prospectus supplement; and

•
the events of default relating to breach of the defeased covenants, described below under “— Events of Default — What Is an Event of Default?”.

If the issuer or the guarantors accomplish covenant defeasance, you would still be able to look to it for repayment of the debt securities of the applicable series if there were a shortfall in the trust deposit. If any event of default occurs and the debt securities of the applicable series become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.
Ranking
The debt securities will rank equally with all the other unsecured and unsubordinated Debt of the issuer. The guarantees will rank equally with all other unsecured and unsubordinated Debt of the guarantors, as applicable.
Events of Default
The indenture provides that you will have special rights if an event of default occurs and is not cured or waived, as described later in this subsection and as may be specified in the applicable prospectus supplement.
What Is an Event of Default?
The indenture provides that the term “event of default” with respect to any series of debt securities means any of the following:
(1)   there is a failure to pay interest (including any related additional amounts) on any security when the same becomes due and payable, and such default continues for a period of 30 days;
(2)   there is failure to pay principal (including any related additional amounts) of any debt security when the same becomes due and payable upon redemption or as described under “— Covenants — Repurchase upon a Change of Control” or otherwise;
(3)   the issuer or any of the guarantors fails to comply with any of the covenants described under “— Covenants — Limitation on the Issuer,” “— Covenants — Limitation on Liens,” “— Covenants — Limitation on Transactions with Affiliates” or “— Covenants — Limitation on Consolidation, Merger or Transfer of Assets,” and such failure continues for 30 days after the notice specified below;

(4)   the issuer or any of the guarantors fails to comply with any of its covenants or agreements in the debt securities or the indenture (other than those referred to in (1), (2) and (3) above), and such failure continues for 60 days after the notice specified below;
(5)   the issuer or any of the guarantors or any Significant Subsidiary defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt for borrowed money by the such or such guarantors or any such Significant Subsidiary (or the payment of which is guaranteed by the issuer or such guarantor or any such Significant Subsidiary) whether such Debt or guarantee now exists, or is created after the date of the indenture, which default (a) is caused by failure to pay principal of or premium, if any, or interest on such Debt after giving effect to any grace period provided in such Debt on the date of such default, which is referred to as a “Payment Default,” or (b) results in the acceleration of such Debt prior to its express maturity and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, totals US$150.0 million (or the equivalent thereof at the time of determination) or more in the aggregate;
(6)   one or more final judgments or decrees for the payment of money of US$150.0 million (or the equivalent thereof at the time of determination) or more in the aggregate are rendered against the issuer or any of the guarantors or any Significant Subsidiary and are not paid (whether in full or in installments in accordance with the terms of the judgment) or otherwise discharged and, in the case of each such judgment or decree, either (a) an enforcement proceeding has been commenced by any creditor upon such judgment or decree and is not dismissed within 30 days following commencement of such enforcement proceedings or (b) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed;
(7)   certain events (including proceedings or becoming subject to such proceedings) of bankruptcy, reorganization or insolvency of the issuer or any of the guarantors or any Significant Subsidiary occur; or
(8)   any guarantee of the debt securities ceases to be valid or in full force and effect or any of the guarantors denies or disaffirms its obligations under its guarantee of the debt securities.
A default under clause (3) or (4) above will not constitute an event of default until the trustee or the holders of at least 25% in principal amount of the debt securities outstanding notify the issuer and the guarantors of the default and the issuer or the guarantors do not cure such default within the time specified after receipt of such notice. For the purposes of this description of debt securities.
An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture, although the default and acceleration of one series of debt securities may trigger a default and acceleration of another series of debt securities.
Remedies upon an Event of Default
If an event of default (other than an event of default specified in clause (7) above) occurs and is continuing, the trustee or the holders of not less than 25% in principal amount of the debt securities then outstanding of that series may declare all unpaid principal of and accrued interest on all debt securities of that series to be due and payable immediately, by a notice in writing to the issuer and the guarantors (and to the trustee, if notice is given by the holders), stating that such notice is an “acceleration notice,” and upon any such declaration such amounts will become due and payable immediately. If an event of default specified in clause (7) above occurs and is continuing, then the principal of and accrued interest on all debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.
Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders have offered to the trustee security or indemnity satisfactory to the trustee. Subject to such provision for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.
Each of the situations described above is called an acceleration of the maturity of the debt securities under the indenture. If the maturity of the debt securities of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may cancel the acceleration of the debt securities, provided that the issuer or any of the guarantors, as applicable, has paid or deposited with the trustee under the indenture a sum sufficient to pay (i) all overdue interest and any additional amounts on all of the debt securities of the series, (ii) the principal of any debt securities of the series which have become due (other than amounts due solely because of the acceleration), (iii) interest upon overdue interest at the rate borne by (or prescribed therefor in) the securities of that series (to the extent that payment of this interest is lawful), and (iv) all sums paid or advanced by the trustee under the indenture and all amounts the issuer or the guarantors owe the trustee; and provided further that all other defaults with respect to the debt securities of that series have been cured or waived.
The trustee is not required under the indenture to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the indenture, or in the exercise of any of its rights or powers, if the trustee has reasonable grounds for believing that repayment of the funds or adequate security or indemnity against such risk or liability is not reasonably assured to it.
Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
•
you must give the trustee under the indenture written notice of a continuing event of default;

•
the holders of not less than 25% in principal amount of the outstanding debt securities of the series must make a written request that the trustee institute proceedings in respect of the event of default;

•
they or other holders must offer to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in taking that action;

•
the trustee must not have taken action for 60 days after the above steps have been taken; and

•
during those 60 days, the holders of a majority in principal amount of the outstanding debt securities of the series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of the series.

Under the indenture, you are entitled, however, at any time to bring a lawsuit for the payment of money due on your security and not paid in full on or after its due date by the issuer or the guarantors.
Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity of the debt securities.
Waiver of Default
The holders of not less than a majority in principal amount of the debt securities of any series may waive any default for the debt securities of the series, except for defaults which cannot be waived without the consent of each holder. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default, however, without the approval of each holder of the affected series of securities.
Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive a default.
Additional Terms of the Gerdau Trade Debt Securities
Unless otherwise specified in the applicable prospectus supplement, the Gerdau Trade debt securities will have the following additional basic terms.

Guaranty by Gerdau, Gerdau Açominas and Gerdau Aços Longos
Payments of amounts due by Gerdau Trade under the debt securities will be guaranteed by Gerdau, Gerdau Açominas and Gerdau Aços Longos. See “Description of the Guarantees.”
Regarding the Trustee
The Bank of New York Mellon will serve as the trustee of the debt securities under the indentures. The Bank of New York Mellon may from time to time have other business relationships with the issuer, the guarantors or their affiliates.
The indenture contains provisions for the indemnification of the trustee and for its relief from responsibility. The obligations of the trustee to any holder are subject to such immunities and rights as are set forth in the indenture.
Except during the continuance of an Event of Default, the trustee needs to perform only those duties that are specifically set forth in the indenture and no others, and no implied covenants or obligations will be read into the indenture against the trustee or the principal paying agent. In case an Event of Default has occurred and is continuing, the trustee shall exercise those rights and powers vested in it by the indenture, and use the same degree of care and skill in such exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. The permissive rights of the trustee to take or refrain from taking any action enumerated in the indenture will not be construed as an obligation or duty. No provision of the indenture will require the trustee or the principal paying agent to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties thereunder, or in the exercise of its rights or powers, unless it receives security or indemnity satisfactory to it against any loss, liability or expense.
The issuer and the guarantors and their respective Affiliates may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates.
Governing Law, Waiver of Trial by Jury and Submission to Jurisdiction
The debt securities, the indenture and the guarantees will be governed by the laws of the State of New York and will provide for a waiver of the right to trial by jury.
The issuer and the guarantors will submit to the jurisdiction of the U.S. federal and New York State courts located in the Borough of Manhattan, City and State of New York for purposes of all legal actions and proceedings instituted in connection with the securities and the indenture. The issuer and the guarantors have appointed Cogency Global, Inc. as their authorized agent upon which process may be served in any such action.
Currency Indemnity
U.S. dollars are the sole currency of account and payment for all sums payable by the issuer and the guarantors under or in connection with the securities, including damages. Any amount received or recovered in a currency other than dollars (whether as a result of a judgment or the enforcement of a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of any of the issuer and the guarantors or otherwise) by any holder of a debt security in respect of any sum expressed to be due to it from any of the issuer and the guarantors will only constitute a discharge of such sum to the extent of the amount of U.S. dollars that the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under any debt security, the issuer and the guarantors will jointly and severally indemnify such holder against any loss sustained by it as a result; and if the amount of U.S. dollars so purchased is greater than the sum originally due to such holder, such holder will, by accepting a debt security, be deemed to have agreed to repay such excess. In any event, the issuer and the guarantors will jointly and severally indemnify the recipient against the cost of making any such purchase.
For the purposes of the preceding paragraph, it will be sufficient for the holder of a debt security to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the other obligations of the issuer and the guarantors, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by any holder of a debt security and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any debt security.
Waiver of Immunities
To the extent that the issuer and the guarantors may in any jurisdiction claim for itself or its assets immunity from a suit, execution, attachment, whether in aid of execution, before judgment or otherwise, or other legal process in connection with and as set out in the indenture and the securities and to the extent that in any jurisdiction there may be immunity attributed to the issuer, the guarantors, the issuer’s assets or the guarantors’ assets, whether or not claimed, the issuer and the guarantors have irrevocably agreed for the benefit of the holders of the debt securities not to claim, and irrevocably waive, the immunity to the full extent permitted by law.
Certain Definitions
The following sets forth certain of the defined terms used in the indenture. Reference is made to the indentures for the full definition of all such terms, as well as any other terms used herein for which no definition is provided. Unless otherwise indicated by the context, the following terms will, for purposes of this “Description of the Debt Securities,” have the meanings ascribed to them below, whether used in singular or plural form.
“Advance Transaction” means an advance from a financial institution involving either (a) a foreign exchange contract (ACC — Adiantamento sobre Contrato de Câmbio) or (b) an export contract (ACE — Adiantamento sobre Cambiais Entregues).
“Affiliate” means, with respect to any specified Person, (i) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (ii) any other Person who is a director or officer (a) of such specified Person, (b) of any Subsidiary of such specified Person or (c) of any Person described in clause (i) above. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York, São Paulo, Brazil, or Road Town, British Virgin Islands.
“Capital Stock” of any Person means any and all shares, interests (including partnership interests or limited partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated, whether voting or non-voting) such Person’s equity, including any preferred stock, but excluding any debt securities convertible into or exchangeable for such equity.
“Change of Control” means (1) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, other than any Permitted Holders) is or becomes the “beneficial owner” (as such term is used in Rules 13d-3 under the Exchange Act), directly or indirectly, of more than 50.0% of the total voting power of the outstanding Voting Stock of Gerdau, including as a result of any merger or consolidation transaction including Gerdau or any of the other guarantors; or (2) Permitted Holders, directly or indirectly, cease to have the power to direct or cause the direction of the management and policies of Gerdau, whether through the ownership of voting securities, by contract or otherwise.
“Consolidated Total Assets” means the total amount of consolidated assets of Gerdau and its Subsidiaries prepared in accordance with IFRS, calculated after giving pro forma effect to any acquisition or disposition of Persons, divisions, lines of businesses, operations or assets by Gerdau and its subsidiaries subsequent to such date and on or prior to the date of determination.
“Debt” means, with respect to any Person, without duplication:
(a)   the principal of and premium, if any, in respect of (i) indebtedness of such Person for borrowed money and (ii) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;
(b)   all Finance Lease Obligations of such Person;
(c)   all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable or other short-term obligations to suppliers payable within 180 days, in each case arising in the ordinary course of business);
(d)   all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);
(e)   all Hedging Obligations of such Person;
(f)   all obligations of the type referred to in clauses (a) through (d) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee (other than obligations of other Persons that are customers or suppliers of such Person for which such Person is or becomes so responsible or liable in the ordinary course of business to (but only to) the extent that such Person does not, or is not required to, make payment in respect thereof);
(g)   all obligations of the type referred to in clauses (a) through (e) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and
(h)   any other obligations of such Person which are required to be, or are in such Person’s financial statements, recorded or treated as debt under IFRS.
“Designated Affiliate” means, at any time, one or more Persons (including, without limitation, a guarantor) designated by the issuer to be the purchaser of debt securities under an Offer to Purchase.
“Finance Lease Obligations” means, with respect to any Person, any obligation which is required to be classified and accounted for as a finance lease on the face of a balance sheet of such Person prepared in accordance with IFRS; the amount of such obligation will be the capitalized amount thereof, determined in accordance with IFRS; and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.
“Fitch” means Fitch Ratings, Inc., and any successor to its rating agency business.
“Gerdau Johannpeter Family” includes Frederico Gerdau Johannpeter, Germano Gerdau Johannpeter, Jorge Gerdau Johannpeter and Klaus Gerdau Johannpeter, together with their respective spouses, lineal descendants and heirs or trusts that are exclusively for the benefit of any of the foregoing (provided that any of the foregoing has the right to control such trust).
“Hedging Obligations” means, with respect to any Person, the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person against changes in interest rates or foreign exchange rates.
“IFRS” means International Financial Reporting Standards as adopted by the International Accounting Standards Board (“IASB”), as in effect from time to time.
“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.
“Permitted Holders” means any or all of the following:
(1)   any member of the Gerdau Johannpeter Family or any Affiliate or Affiliates of any of the foregoing; and
(2)   any Person the Voting Stock of which (or in the case of a trust, the beneficial interests in which) is owned at least 51%, directly or indirectly, by Persons specified in clause (1).
“OECD” means the Organization for Economic Co-operation and Development.
“Person” means any individual, corporation, company, association, partnership, limited liability company, joint venture, trust, unincorporated association, governmental authority or any agency, department or political subdivision thereof or any other entity of whatever nature.
“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person.
“Rating Agency” means each of (1) S&P, (2) Moody’s and (3) Fitch, or their respective successors.
“Rating Decline” means that at any time within 90 days (which period shall be extended so long as the rating of the debt securities is under publicly announced consideration for possible downgrade by any Rating Agency) after the date of public notice of a Change of Control, or of Gerdau’s publicly declared intention or that of any Person or entity to effect a Change of Control, (1) in the event a series of debt securities is assigned an investment grade rating by at least two of the Rating Agencies prior to such public notice, the rating assigned to such series of debt securities by any two or more of the Rating Agencies is below an investment grade rating; or (2) in the event a series of debt securities is not assigned an investment grade rating by at least two of the Rating Agencies prior to such public notice, the rating assigned to such series of debt securities by at least two of the Rating Agencies is decreased by one or more categories (i.e., notches); provided that there shall be no Rating Decline to the extent the debt securities of such series continue to have an investment grade rating by at least one of the Ratings Agencies; and provided, further, that, in each case, any such Rating Decline is expressly stated by the applicable Rating Agency to have been the direct or indirect result of a Change of Control.
“Restricted Subsidiaries” means any Subsidiary of Gerdau, including the issuer, other than Gerdau Ameristeel Corporation, any of their subsidiaries and any other Person in which they have an equity interest.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.
“Significant Subsidiary” means any Subsidiary of Gerdau which at the time of determination either (i) had assets which, as of the date of Gerdau’s most recent quarterly consolidated balance sheet, constituted at least 10% of Gerdau’s total assets on a consolidated basis as of such date, or (ii) had revenues for the 12 month period ending on the date of Gerdau’s most recent quarterly consolidated statement of income which constituted at least 10% of Gerdau’s total revenues on a consolidated basis for such period.
“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency, unless such contingency has occurred).
“Subsidiary” means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) Gerdau, (b) Gerdau and one or more Subsidiaries (including the Issuer) or (c) one or more Subsidiaries.
“Voting Stock” of any Person means Capital Stock in such Person having power to vote for the election of directors, managers or trustees or similar officials of such Person or otherwise voting with respect to actions of such Person (other than such Capital Stock having such power only by reason of the happening of a contingency).

DESCRIPTION OF THE GUARANTEES
The following description of the terms and provisions of the guarantees summarizes the general terms that will apply to each guarantee that we deliver in connection with an issuance of securities by Gerdau Trade. When Gerdau Trade sells a series of debt securities, each of the guarantors will execute and deliver a guarantee of that series of securities under the indenture. This summary is subject to, and qualified in its entirety by reference to, the provisions of such guarantee.
Pursuant to any guarantee, the guarantors will irrevocably and unconditionally agree, upon the failure of Gerdau Trade to make the required payments under the applicable series of debt securities and the indenture, to make any required payment and to indemnify you for unpaid claims against Gerdau Trade, whether those claims are in respect of principal, interest or any other amounts. The amount to be paid by the guarantors under the guarantee will be an amount equal to the amount of those claims plus interest and any applicable premium and additional amounts thereon from the date Gerdau Trade was otherwise obligated to make its payments under the indenture to the date the guarantors actually make payment under the guarantee. Each of the guarantors will be obligated to make these payments by the expiration of any applicable grace periods under the indenture and the applicable terms of the securities. The guarantors may have the right to defer its obligation under the guarantee to make payments under certain circumstances described in the applicable prospectus supplement.
A guarantee may include certain covenants and other provisions relating to the guarantors. The description of the applicable guarantee in the prospectus supplement will summarize the material provisions thereof and reference will be made to the guarantee.

PLAN OF DISTRIBUTION
At the time of offering any securities, we will supplement the following summary of the plan of distribution with a description of the offering, including the particular terms and conditions thereof, set forth in a prospectus supplement relating to those securities.
Each prospectus supplement with respect to a series of securities will set forth the terms of the offering of those securities, including the name or names of any underwriters or agents, the price of such securities and the net proceeds to us from such sale, any underwriting discounts, commissions or other items constituting underwriters’ or agents’ compensation, any discount or concessions allowed or reallowed or paid to dealers and any securities exchanges on which those securities may be listed.
We may sell the securities from time to time in their initial offering as follows:
•
through agents;

•
to dealers or underwriters for resale;

•
directly to purchasers; or

•
through a combination of any of these methods of sale.

In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
The securities distributed by any of these methods may be sold to the public, in one or more transactions, either:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to prevailing market prices; or

•
at negotiated prices.

We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.
From time to time, we may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.
We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.
Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.
Unless otherwise indicated in the prospectus supplement for a particular offering of securities, each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may or may not list any particular series of securities on a securities exchange or quotation system. No assurance can be given as to the liquidity or trading market for any of the securities.

LEGAL MATTERS
Unless otherwise specified in the applicable prospectus supplement, Milbank LLP will provide an opinion regarding the validity of the securities under New York state and U.S. federal law and Tauil & Chequer Advogados in association with Mayer Brown LLP will provide an opinion regarding certain legal matters under Brazilian law relating to the guarantees, if applicable, of Gerdau, Gerdau Açominas and Gerdau Aços Longos. Maples and Calder will provide an opinion regarding legal matters under British Virgin Islands law relating to the debt securities of Gerdau Trade.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers Auditores Independentes Ltda., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form F-3 under the Securities Act relating to the securities offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information pertaining to us we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained or incorporated by reference in this prospectus regarding the contents of any contract or other document are not necessarily complete, and, where the contract or other document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
We are an SEC registrant subject to the information requirements of the Exchange Act, and accordingly, file with, or furnish to, the SEC certain reports and other information. As a foreign private issuer, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Brazil, which differ from those in the United States. You may read and copy any document we file with or furnish to the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-888-SEC-0330 for further information on the public reference room. Such documents are also available to the public from the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and certain later information that we file with the SEC will automatically update and supersede earlier information filed with the SEC or included in this prospectus or a prospectus supplement. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the securities, contained in the documents that we incorporate by reference in this prospectus. We incorporate by reference the following documents:
•
exhibit 99.1 to our report on Form 6-K, furnished to the SEC on April 29, 2025 (File No. 001-14878), containing our unaudited condensed consolidated interim financial statements as of March 31, 2025 and for the three-month periods ended March 31, 2025 and 2024 (our “First Quarter 6-K”);

•
our report on Form 6-K, furnished to the SEC on June 3, 2025 (File No. 001-14878), containing a discussion and analysis of our results of operations and financial condition for the three-month periods ended March 31, 2025 and 2024 (our “First Quarter MD&A 6-K”);

•
our annual report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 14, 2025 (File No. 001-14878), containing our audited consolidated financial statements as of December 31, 2024 and 2023 and for the years ended December 31, 2024, 2023 and 2022;

•
any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus; and

•
any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus.

You may request a copy of any document that has been incorporated by reference to this registration statement and has not been delivered with this prospectus, at no cost, by writing or telephoning Gerdau S.A. at: Av. Dra. Ruth Cardoso, 8501, 8th floor, ZIP Code 05425-070, city of São Paulo, state of São Paulo, Brazil, telephone +55-11-3094-4101, e-mail: tesouraria@gerdau.com.br, or by contacting the trustee at the address indicated on the inside back cover of this prospectus. To ensure timely delivery, investors must request this information no later than five business days before the date they must make their investment decision.
Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus.

Gerdau Trade Inc.
Guaranteed Debt Securities
Gerdau S.A.
Gerdau Açominas S.A.
Gerdau Aços Longos S.A.
Guarantees

PROSPECTUS

June 3, 2025

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.   Indemnification of Directors and Officers
British Virgin Islands Law
British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.
Under Gerdau Trade’s Memorandum and Articles of Association, it may indemnify its current and former directors and officers against any liability, action, proceeding, claim, demand, costs, damages or expenses including legal expenses, whatsoever which any such director or officer may incur as a result of any act or failure to act, other than in relation to any liability incurred by reason of actual fraud or willful default of such person.
Brazilian Corporate Law
Neither the laws of Brazil nor Gerdau’s bylaws or other constitutive documents provide for indemnification of directors and officers. Under the Brazilian Civil Code (Código Civil), a person engaged in an illegal action must indemnify any third person that incurred losses or damages arising from such illegal action. Gerdau maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to Gerdau itself with respect to payments which may be made by Gerdau to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.
Item 9.   Exhibits
Exhibit Number	Description
1.1	Form of Underwriting Agreement.*
4.1	Form of Indenture.**
4.2	Form of Debt Security.*
4.3	Form of Guarantee (Included in Exhibit 4.1).**
5.1	Opinion of Tauil & Chequer Advogados in association with Mayer Brown LLP, Brazilian Counsel of Gerdau S.A., as to matters of Brazilian law relating to the guarantees.**
5.2	Opinion of Milbank LLP, as to matters of New York law relating to the securities.**
5.3	Opinion of Maples and Calder, as to matters of British Virgin Islands law relating to the debt securities.**
23.1	Consent of PricewaterhouseCoopers Auditores Independentes Ltda.**
23.2	Consent of Tauil & Chequer Advogados in association with Mayer Brown LLP, Brazilian Counsel of Gerdau S.A. (included in Exhibit 5.1).
23.3	Consent of Milbank LLP (included in Exhibit 5.2).
23.4	Consent of Maples and Calder (included in Exhibit 5.3).
24.1	Powers of Attorney (included in the signature pages to this registration statement).
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the Indenture.**
107	Calculation of Filing Fee Tables**

*
To be filed by amendment or as an exhibit to a document filed by Gerdau under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

**
Filed herewith.

Item 10.   Undertakings
(a)
The undersigned registrants hereby undertake:

(i)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(B)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and;

(C)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and 1(iii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement; and
(ii)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(iii)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(iv)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

(v)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(vi)
That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the registrants relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and (iv) any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes that:

(i)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form F-3 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of São Paulo, State of São Paulo, Brazil on June 3, 2025.
GERDAU TRADE INC.
By:
/s/ Gustavo Werneck da Cunha

Name:
Gustavo Werneck da Cunha

Title:
Member of the Board of Directors

By:
/s/ Rafael Dorneles Japur

Name:
Rafael Dorneles Japur

Title:
Member of the Board of Directors

GERDAU S.A.
By:
/s/ Gustavo Werneck da Cunha

Name:
Gustavo Werneck da Cunha

Title:
Chief Executive Officer and Director

By:
/s/ Rafael Dorneles Japur

Name:
Rafael Dorneles Japur

Title:
Executive Vice-President, Chief Financial Officer and Investor Relations Officer

GERDAU AÇOMINAS S.A.
By:
/s/ Gustavo Werneck da Cunha

Name:
Gustavo Werneck da Cunha

Title:
President Director

By:
/s/ Rafael Dorneles Japur

Name:
Rafael Dorneles Japur

Title:
Vice-President Director

GERDAU AÇOS LONGOS S.A.
By:
/s/ Gustavo Werneck da Cunha

Name:
Gustavo Werneck da Cunha

Title:
President Director

By:
/s/ Rafael Dorneles Japur

Name:
Rafael Dorneles Japur

Title:
Vice-President Director

POWER OF ATTORNEY — GERDAU TRADE INC.
Each person whose signature appears below hereby severally and individually constitutes and appoints each Gustavo Werneck da Cunha and Rafael Dorneles Japur the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments (including post-effective amendments) to this registration statement on Form F-3, and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each said attorney and agent to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by each of our said attorneys and agents to any and all such amendments and instruments. This Power of Attorney has been signed in the respective capacities and on the respective dates indicated below.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
SIGNATURE	TITLE	DATE
/s/ Gustavo Werneck da Cunha Gustavo Werneck da Cunha	Member of the Board of Directors	June 3, 2025
/s/ Rafael Dorneles Japur Rafael Dorneles Japur	Member of the Board of Directors	June 3, 2025
/s/ Rafael Lebensold Rafael Lebensold	Member of the Board of Directors	June 3, 2025

POWER OF ATTORNEY — GERDAU S.A.
Each person whose signature appears below hereby severally and individually constitutes and appoints each Gustavo Werneck da Cunha and Rafael Dorneles Japur the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments (including post-effective amendments) to this registration statement on Form F-3, and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each said attorney and agent to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by each of our said attorneys and agents to any and all such amendments and instruments. This Power of Attorney has been signed in the respective capacities and on the respective dates indicated below.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
SIGNATURE	TITLE	DATE
/s/ Gustavo Werneck da Cunha Gustavo Werneck da Cunha	Chief Executive Officer and Director	June 3, 2025
/s/ Rafael Dorneles Japur Rafael Dorneles Japur	Executive Vice-President, Chief Financial Officer and Investor Relations Officer (Principal Accounting Officer)	June 3, 2025
/s/ Guilherme Chagas Gerdau Johannpeter Guilherme Chagas Gerdau Johannpeter	Vice-Chairman of the Board of Directors	June 3, 2025
/s/ André Bier Gerdau Johannpeter André Bier Gerdau Johannpeter	Chairman of the Board of Directors	June 3, 2025
/s/ Claudio Johannpeter Claudio Johannpeter	Vice-Chairman of the Board of Directors	June 3, 2025
/s/ Claudia Sender Ramirez Claudia Sender Ramirez	Independent Board Member	June 3, 2025
/s/ Alberto Fernandes Alberto Fernandes	Independent Board Member	June 3, 2025

POWER OF ATTORNEY — GERDAU AÇOMINAS S.A.
Each person whose signature appears below hereby severally and individually constitutes and appoints each Gustavo Werneck da Cunha and Rafael Dorneles Japur the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments (including post-effective amendments) to this registration statement on Form F-3, and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each said attorney and agent to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by each of our said attorneys and agents to any and all such amendments and instruments. This Power of Attorney has been signed in the respective capacities and on the respective dates indicated below.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
SIGNATURE	TITLE	DATE
/s/ Gustavo Werneck da Cunha Gustavo Werneck da Cunha	President Director	June 3, 2025
/s/ Rafael Dorneles Japur Rafael Dorneles Japur	Vice-President Director	June 3, 2025
/s/ Mauricio Metz Mauricio Metz	Vice-President Director	June 3, 2025
/s/ Marcos Eduardo Faraco Wahrhaftig Marcos Eduardo Faraco Wahrhaftig	Vice-President Director	June 3, 2025
/s/ Cesar Obino da Rosa Peres Cesar Obino da Rosa Peres	Director	June 3, 2025
/s/ Aldo Tapia Castillo Aldo Tapia Castillo	Director	June 3, 2025
/s/ Flávia Dias da Silva de Souza Flávia Dias da Silva de Souza	Director	June 3, 2025
/s/ Carlos Eduardo Vieira da Silva Carlos Eduardo Vieira da Silva	Director	June 3, 2025
/s/ Wendel Gomes da Silva Wendel Gomes da Silva	Director	June 3, 2025

POWER OF ATTORNEY — GERDAU AÇO LONGOS S.A.
Each person whose signature appears below hereby severally and individually constitutes and appoints each Gustavo Werneck da Cunha and Rafael Dorneles Japur the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments (including post-effective amendments) to this registration statement on Form F-3, and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each said attorney and agent to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by each of our said attorneys and agents to any and all such amendments and instruments. This Power of Attorney has been signed in the respective capacities and on the respective dates indicated below.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
SIGNATURE	TITLE	DATE
/s/ Gustavo Werneck da Cunha Gustavo Werneck da Cunha	President Director	June 3, 2025
/s/ Rafael Dorneles Japur Rafael Dorneles Japur	Vice-President Director	June 3, 2025
/s/ Mauricio Metz Mauricio Metz	Vice-President Director	June 3, 2025
/s/ Marcos Eduardo Faraco Wahrhaftig Marcos Eduardo Faraco Wahrhaftig	Vice-President Director	June 3, 2025
/s/ Cesar Obino da Rosa Peres Cesar Obino da Rosa Peres	Director	June 3, 2025
/s/ Aldo Tapia Castillo Aldo Tapia Castillo	Director	June 3, 2025
/s/ Flávia Dias da Silva de Souza Flávia Dias da Silva de Souza	Director	June 3, 2025
/s/ Carlos Eduardo Vieira da Silva Carlos Eduardo Vieira da Silva	Director	June 3, 2025
/s/ Wendel Gomes da Silva Wendel Gomes da Silva	Director	June 3, 2025

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act, the authorized representative has duly caused this registration statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of the registrants in the United States, in the State of New York, United States of America, on June 3, 2025.
GERDAU AMERISTEEL US INC. Title: Authorized Representative in the United States
By: /s/ Robert P. Wallace Name: Robert P. Wallace Title: Assistant Secretary